Exhibit 10.46.2

Reference is made to (i) that certain master repurchase agreement dated as of February 27, 2013 (the “MRA”), between The Royal Bank of Scotland PLC, as buyer (“Buyer”) and Reverse Mortgage Solutions, Inc., as seller (“Seller”) and (ii) that certain pricing side letter dated as of February 27, 2013 (the “Pricing Letter”), between the Buyer and the Seller. Capitalized terms used herein but not defined herein shall have the meaning ascribed to such terms in the MRA or the Pricing Letter, as applicable.

The Seller hereby requests that the Buyer waive, and the Buyer does hereby waive (i) from and after November 1, 2012 through and including March 8, 2013, compliance by the Seller with the following financial covenants:

•	Section 13(mm)(ii) of the MRA (Maintenance of Adjustable Tangible Net Worth)

•	Section 13(mm)(iii) of the MRA (Maintenance of Leverage)

The Seller hereby also requests that Buyer waive, and the Buyer hereby does waive, from and after November 1, 2012 through and including March 31, 2013, compliance by the Seller with the following financial covenants:

•	Section 13(mm)(iv) of the MRA (Minimum Net Income)

Sincerely,

Reverse Mortgage Solutions, Inc.

By:
Name:
Title:

Acknowledged and Agreed:

The Royal Bank of Scotland plc

By:
Name:
Title:

Reverse Mortgage Solutions, Inc. 2727 Spring Creek Drive—Spring, TX 77373 NMLS ID #1077636